Exhibit 10.3

Artemis International Solutions Corporation

4041 MacArthur Blvd., Suite 401

Newport Beach, California  92660

March 10, 2006

Proha Plc

Maapallonkuja 1 A

FIN-02210 Espoo

Finland

Attention: Pekka Pere

Re:  Proha Agreement

Dear Mr. Pere:

In connection with the Agreement and Plan of Merger dated as of March 10, 2006 by and between Artemis International Solutions Corporation, a Delaware corporation (“Artemis”), and Trilogy, Inc., a Delaware corporation (“Parent”) and RCN Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Newco”), pursuant to which Artemis will be acquired by Parent/Newco (the “Merger”), Artemis and Proha Plc. (“Proha”), on behalf of themselves and their respective subsidiaries and affiliates, hereby agree pursuant to this letter (“Proha Agreement”) as follows:

Indebtedness:  Artemis, its subsidiaries and affiliates, including Artemis Finland Corporation, a Finland corporation (collectively, the “Artemis Group”), shall make the following payment to Proha upon the closing of the Merger, in respect of any indebtedness between the Artemis Group and Proha (along with its subsidiaries and affiliates, including Proha Oyj, a Finland corporation, collectively referred to as the “Proha Group”):  $375,000 (the “Payoff Amount”).  Artemis shall make such required payment by wire transfer of immediately available funds to the accounts specified by Proha not later than five (5) business days upon the close of the Merger as referenced above.  Proha agrees, on behalf of itself and the Proha Group, that the payment of the Payoff Amount pursuant to this Proha Agreement will constitute full payment of all amounts then due and owing from the Artemis Group to the Proha Group, including in each case all interest, penalties, premiums and other fees and expenses.

Transition Arrangements:  Reference is hereby made to (i) that certain Lease Agreement dated October 12, 2005, by and between Proha Oyj, a Finland corporation (“Proha Oyj”), and Artemis Finland Corporation, a Finland corporation (“Artemis Finland”) (as amended, modified and/or supplemented from time to time, the “Lease Agreement”), and (ii) that certain Administrative Services Agreement dated as of May 30, 2002, by and between Proha Oyj and Artemis Finland (as amended, modified or supplemented from time to time, the “Administrative Services Agreement”).  Between the date hereof and the closing of the Merger, the parties hereto agree to negotiate in good faith and to execute extensions of each of the Lease Agreement and the Administrative Services Agreement, such extensions to be on terms consistent with the terms currently in effect, for such period as shall be reasonably requested by Artemis.  In addition, Proha and Artemis agree to enter into, and to cause any other member of the Proha Group and the Artemis Group, as applicable, to enter into, mutually acceptable agreements terminating any (a) joint venture arrangements between any member of the Proha Group and any member of the

Artemis Group which is no longer actively engaged in any substantive business, and (b) agreements between any member of the Proha Group and any member of the Artemis Group under which the parties are no longer actively engaged in any substantive business.

This Proha Agreement shall not be amended or waived except by an instrument in writing signed by Artemis and Proha.  This Proha Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Proha Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be.  This Proha Agreement shall be governed by, and construed in accordance with the laws of the state of New York. This Proha Agreement sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

		By:	/s/ Robert S. Stefanovich
Name: Robert S. Stefanovich
Title: EVP/CFO

Agreed and accepted as of the date first written above.

PROHA PLC

By:	/S/ Pekka Pere
Name: Pekka Pere
Title: CEO